Exhibit 99.8

Morgan Stanley Bank
2500 Lake ParkBlvd.
West Valley City, UT 84120
Tel 801 902 4700
Fax 801 902 1087
MorganStanley
December 20, 2006
Aetna Inc.
151 Farmington Avenue
Hartford, CT 06156

Re:	Amended and Restated Five-Year Credit Agreement dated as of January 20, 2006 (the “Credit Agreement”)

Attention:	Alfred P. Quirk, Vice President, Finance and Treasurer
Dear Al:
We have received your Extension Request, dated December 5, 2006, and pursuant to Section 2.06(c) (Maturity of Loans) of the above-referenced Credit Agreement, we hereby agree to the extension set forth in such request subject to closing within 60 calendar days from the date hereof. Upon the effectiveness of the Extension Request in accordance with Section 2.06(c) of the Credit Agreement, the new Maturity Date will be January 20, 2012.
We have made a notation of this extension on the Schedule of Loans, Payments of Principal attached to our Syndicated Note(s).
Very truly yours,
/s/ Daniel Twenge
Daniel Twenge
Authorized Signatory
Morgan Stanley Bank
     Tel: (212) 761-2225
Member Federal Deposit Insurance Corporation